EXHIBIT 32.2

Certification

I, Kay E. Osbourn, certify that:

In connection with the Annual Report on Form 10-K of Citizens, Inc. (the "Company") for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kay E. Osbourn, Executive Vice President, Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kay E. Osbourn

Name:	Kay E. Osbourn

Title:	Executive Vice President, Chief Financial Officer,
Principal Accounting Officer and Treasurer

Date:	March 11, 2013

122